 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-266487
Prospectus Supplement
(To Prospectus dated August 3, 2022)
Up to $1,000,000,000
Exelon Corporation
Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, without par value, having an aggregate offering price of up to $1,000,000,000 through, Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Scotia Capital (USA) Inc., as our agents under the equity distribution agreement. We refer to Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Scotia Capital (USA) Inc., each as a sales agent and collectively as the sales agents.
Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions through the facilities of The Nasdaq Stock Market LLC (“Nasdaq”) at market prices, to or through a market maker, through an electronic communications network, or any method permitted by applicable law as otherwise agreed between the applicable sales agent and us. In connection with sales through the sales agents under the equity distribution agreement, we will pay the applicable sales agent a commission equal to up to 1.5% of the gross sales price of all shares of our common stock sold by such sales agent, with the exact amount to be agreed to by us.
The equity distribution agreement also provides that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and we will describe that terms agreement in a separate prospectus supplement or pricing supplement.
In addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, the equity distribution agreement provides that we may enter into one or more forward sale agreements under separate master forward confirmations and the related supplemental confirmations between us and the sales agents or any of their respective affiliates. We refer to sales agents or such affiliates, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers.
We will not receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement(s) of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we will expect to receive, subject to certain adjustments, aggregate net cash proceeds at settlement equal to the number of shares underlying the relevant forward sale agreement, multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller.
None of the sales agents is required to sell any specific number or dollar amount of shares of our common stock, but each sales agent has agreed to use its reasonable efforts, and each of the forward sellers has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us (in the case of sales by a sales agent) or among the forward seller, applicable forward purchaser and us (in the case of sales by a forward seller). Sales of our common stock to which this prospectus supplement relates will be made through only one of the sales agents or one of the forward sellers, as the case may be, on any given day. In no event will the aggregate number of shares of our common stock sold under the equity distribution agreement through the sales agents, each as an agent for us, as principal and as a forward seller, have an aggregate sales price in excess of $1,000,000,000. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale, under the equity distribution agreement, of shares of our common stock with an aggregate sales price of $1,000,000,000, and (2) the termination of the equity distribution agreement, pursuant to its terms.
Our common stock is listed on Nasdaq under the symbol “EXC.” On August 3, 2022, the last reported sale price of our common stock on Nasdaq was $44.31 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BarclaysGoldman Sachs & Co. LLCJ.P. MorganMorgan Stanley

BNP ParibasBofA SecuritiesCitigroupScotiabank

August 4, 2022

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to:
•
“When we refer to “Exelon,” “the Company,” “we,” “us” or “our” in this prospectus supplement, we mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates; and

•
“this offering” refers to this offering of the shares from time to time pursuant to this prospectus supplement and the accompanying prospectus.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of our common stock. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the sales agents, the principals, the forward sellers and the forward purchasers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the sales agents, the principals or the forward sellers take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the sales agents, the principals or the forward sellers are offering to sell our common stock or seeking offers to buy our common stock in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution (Conflicts of Interest).”

S-ii

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “estimates,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2021 Annual Report on Form 10-K in ITEM 1A. Risk Factors; (2) Exelon’s Current Report on Form 8-K filed on June 30, 2022 (recasting certain portions of the 2021 Annual Report on Form 10-K) in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; (3) Exelon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 in ITEM 1A. Risk Factors; and (4) other factors discussed in filings with the SEC by Exelon.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.
Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Exelon,” the “Company,” “we,” “us” and “our” mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates.
Exelon Corporation
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged in the energy distribution and transmission businesses through its subsidiaries, Atlantic City Electric Company (ACE), Baltimore Gas and Electric Company (BGE), Commonwealth Edison Company (ComEd), Delmarva Power & Light Company (DPL), PECO Energy Company (PECO) and Potomac Electric Power Company (Pepco). Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and the distribution of natural gas to retail customers in portions of New Castle County in Delaware.
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.

The Offering
The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.
As used in this section, unless the context otherwise requires, references to “Exelon,” the “Company,” “we,” “us,” “our” and similar references refer only to Exelon Corporation and not to its consolidated subsidiaries.
Issuer
Exelon Corporation, a Pennsylvania corporation.
Common Stock Offered
Shares of our common stock, having aggregate sale proceeds of up to $1,000,000,000.
Use of Proceeds
We expect to use any net proceeds from this offering, together with available cash balances, to permanently repay borrowings under four separate term loans maturing in 2023 and bearing interest at variable rates. The remainder of any net proceeds will be used for general corporate purposes.
We will not receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement. The initial forward sale price for a particular forward sale agreement will be set through sales of borrowed shares of our common stock by an affiliate of the forward purchaser in an “at the market offering” as described in this prospectus supplement. The forward sale price we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and reduced by a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by the applicable sales agent, as a forward seller. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. See “Plan of Distribution (Conflicts of Interest)” for a description of the forward sale agreements.

We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes described above. See “Use of Proceeds.”
Conflicts of Interest
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, a banking affiliate of one of the sales agents may have a portion of its term loan to the Company repaid with net proceeds from this offering. See “Use of Proceeds” in this prospectus supplement.
Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement and (ii)  a banking affiliate of one of the sales agents may have a portion of its term loan to the Company repaid with net proceeds from this offering, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121). See “Plan of Distribution (Conflicts of Interest) — Other Relationships (Conflicts of Interest)” in this prospectus supplement.
Accounting Treatment of Forward Sales
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery by us of shares of our common stock upon settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
Dividend Policy
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Listing of Our Common Stock and Dividends.”
Listing
Our common stock is listed on Nasdaq under the symbol “EXC.”
Transfer Agent and Registrar
The registrar and transfer agent for our common stock is EQ Shareowner Services.
Certain United States Federal Income and Estate Tax Considerations
Certain United States federal income and estate tax considerations to non-U.S. holders of purchasing, owning and disposing of our common stock are described in “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” included in this prospectus supplement.
Risk Factors
Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus supplement, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement before making a decision to invest in our common stock. See “Where You Can Find More Information.”
Risks Related to This Offering and Our Common Stock
Settlement provisions contained in a forward sale agreement could subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of our common stock to decline.
A forward purchaser will have the right to accelerate a particular forward sale agreement that it enters into with us and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle such forward sale agreement on a date specified by such forward purchaser if:
•
the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•
the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a stock borrowing cost in excess of a threshold specified in that particular forward sale agreement;

•
we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement, including where such dividend, issue or distribution is:

•
payable in cash in excess of specified amounts or having an ex-dividend date that occurs earlier than a specified date,

•
payable in securities of another company as a result of a spinoff or similar transaction, or

•
of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•
an event is announced that if consummated would result in a specified extraordinary event under such forward sale agreement (including certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock, and certain changes in law); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement or a market disruption event during a hedging unwind period for cash settlement or net share settlement that lasts for more than eight scheduled trading days (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any particular forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of the applicable forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled in whole or in part at our option earlier than that specified date. Except under the circumstances described above, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Subject to the provisions of such forward sale agreement, delivery of shares of our common stock on any physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•
return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
Notwithstanding any settlement election to the contrary, physical settlement will apply to all or a portion of a settlement under a particular forward sale agreement if, on the date of the applicable settlement notice or on any day during the relevant unwind period, (i) the market price per share of our common stock is less than 50% of the initial forward price for such transaction or (ii) the applicable forward purchaser determines that certain trading conditions or legal, regulatory or self-regulatory requirements (or related policies and procedures) exist that constrain the forward purchaser’s ability to unwind its applicable hedging position in our common stock.
The forward sale price we expect to receive upon physical settlement of any particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will decrease on certain dates specified in the relevant forward sale agreement by the quarterly dividend amount per share that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread for such particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price for such day. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” for information on the forward sale agreements.
In the case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The price of our common stock may fluctuate significantly.
The price of our common stock on Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
•
the impact of the COVID-19 pandemic;

•
any failure to meet the performance estimates of securities analysts;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
actions by applicable regulatory authorities;

•
our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•
changes in buy/sell recommendations by securities analysts;

•
fluctuations in our operating results;

•
substantial sales of our common stock;

•
general stock market conditions;

•
an economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; or

•
other economic or external factors.

In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

The common stock to be offered under this prospectus supplement may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We, the sales agents and the forward sellers will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there may be no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Our ability to pay dividends and to meet our debt obligations largely depends on the performance of our subsidiaries and the ability to utilize the cash flows from those subsidiaries.
Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of June 30, 2022, our subsidiaries had outstanding approximately $28 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year.
The issuance of shares under the equity distribution agreement and any forward sale agreement may be dilutive and there may be future dilution of our common stock.
The issuance of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common shareholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.

USE OF PROCEEDS
We expect to use any net proceeds from this offering, together with available cash balances, to permanently repay borrowings under four separate term loans maturing in 2023 and bearing interest at variable rates based on the Secured Overnight Financing Rate (SOFR) plus between 0.65% and 0.975%. The Company entered into the term loans in January 2022 in an aggregate amount of $2.0 billion, the proceeds of which were used primarily to fund a $1.75 billion payment made to Constellation Energy Corporation as part of its separation from the Company and for general corporate purposes. A banking affiliate of one of the sales agents, Barclays Capital, Inc., is a lender under one of the Company’s term loans, which may be repaid with net proceeds from this offering. This payment could represent a conflict of interest under FINRA Rule 5121. See “Underwriting (Conflict of Interest) — Conflict of Interest” in this prospectus supplement. The remainder of any net proceeds will be used for general corporate purposes.
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, the market price at which they are sold and, with respect to any forward sale transaction, the settlement method as described below. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement or any forward sale agreement as a source of financing.
We will not receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement. The initial forward sale price for a particular forward sale agreement will be set through sales of borrowed shares of our common stock by an affiliate of the forward purchaser in an “at the market offering” as described in this prospectus supplement. The forward sale price we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and reduced by a commission of up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by the applicable sales agent, as a forward seller. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. See “Plan of Distribution (Conflicts of Interest)” for a description of the forward sale agreements.
In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the immediately preceding sentence (in the case of any cash settlement) or will not receive any cash proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the first paragraph of this section.

LISTING OF OUR COMMON STOCK AND DIVIDENDS
Our common stock is listed on Nasdaq under the symbol “EXC.” On August 3, 2022, the last reported sale price of our common stock on Nasdaq was $44.31. As of August 3, 2022, there were 82,487 holders of record of our common stock.
We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions, including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors — Risks Related to this Offering and Our Common Stock — We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.”

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who owns or is deemed to own (at any time during the shorter of the five-year period preceding the date of disposition and the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if it certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined in the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Provision of a properly executed applicable IRS Form W-8 by a non-U.S. holder certifying its non-U.S. status generally will permit the non-U.S. holder to avoid backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our common stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”). We intend to use commercially reasonable efforts to conduct the operations so that the assets will not be considered “plan assets” of any such investor within the meaning of the U.S. Department of Labor’s “plan assets regulation” within the meaning of Section 3(42) of ERISA as modified by the Department of Labor Regulation § 2510.3-101(f)(2) (“Plan Asset Regulations”).
General Fiduciary Matters and Prohibited Transaction Issues
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each referred to as a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to a Covered Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for a Covered Plan, the fiduciary of such Covered Plan should consider, among other factors: (i) whether the investment is designed reasonably to further the Covered Plan’s purposes; (ii) the risk and return factors of the potential investment; (iii) the portfolio’s composition with regard to diversification; (iv) the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Covered Plan; (v) the projected return of the total portfolio relative to the Covered Plan’s funding objectives; and (vi) whether the investment is in accordance with the documents and instruments governing the Covered Plan, (vii) the fact that the objectives of any particular investor will not be taken into account, and (vii) the limitation on the rights of investors to redeem all or any part of their investment. Before investing the assets of a Covered Plan, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available, of which there are many. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary of the Plan should consult with its counsel to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duty to the Plan, including without limitation, the prudence, diversification and delegation of control provisions of ERISA, the Code and any other applicable Similar Laws, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction.
Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. As noted above, fiduciaries of such Plans should consult with their counsel before acquiring shares of our common stock.
We, our sales agents, our or their affiliates, our representatives nor our employees will act as a fiduciary to any Plan investor with respect to the decision to invest such Plan’s assets. We are not undertaking to provide impartial investment advice with respect to a prospective Plan’s decision to invest in our common stock.

Representation
By its acceptance of our common stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of our common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. The decision to invest the Plan’s assets in our common stock was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA, the Code or other applicable law. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock should consult and rely on their own counsel and advisers as to whether an investment in our common stock is suitable for the Plan. The sale of our common stock to any Plan is in no respect a representation by us, a sales agent or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement, dated August 4, 2022, with each of the sales agents and, as applicable, principals, forward sellers and forward purchasers under which we may issue and sell up to $1,000,000,000 in the aggregate of shares of our common stock from time to time through the sales agents acting as sales agents or, if applicable, directly to the sales agents acting as principals for the offer and sale of shares of our common stock. The equity distribution agreement also provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents or directly to the sales agents acting as principals, from time to time we also may deliver a forward placement notice relating to a forward sale to any of the forward purchasers and the applicable forward seller. In connection therewith, such forward seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. In no event will the aggregate number of shares of our common stock sold under the equity distribution agreement through the sales agents, each as an agent for us, as principal and as a forward seller have an aggregate sales price in excess of $1,000,000,000.
Sales of common stock pursuant to this prospectus supplement and the accompanying prospectus, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” transactions as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions through the facilities of Nasdaq at market prices, to or through a market maker, through an electronic communications network, or any method permitted by applicable law as otherwise agreed between the applicable sales agent and us.
We intend to report to the SEC at least quarterly (i) the number of shares of our common stock sold to or through the sales agents (including as forward sellers) under the equity distribution agreement during the relevant quarterly period and (ii) the aggregate net proceeds to us in connection with such sales, together with any other information we reasonably believe is required to comply with the Securities Act and Exchange Act with respect to such sales.
In connection with the sale of our common stock as contemplated in this prospectus supplement, each of the sales agents, the forward sellers and the forward purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents, forward sellers and the forward purchasers may be deemed to be underwriting commissions or discounts.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If we or the sales agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended, are not satisfied with respect to us or our common stock, we, the sales agents, the forward sellers or the forward purchasers, as applicable, are required by the equity distribution agreement to notify the other parties and sales of common stock under the equity distribution agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
Sales Through Sales Agents
From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the sales agreement, each sales agent has agreed to use its reasonable efforts to sell the amount of shares of our common stock specified in our instructions. The obligation of any sales agent under the sales agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Settlement for sales of shares of our common stock will occur on the second trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the relevant sales agent.

We will pay each sales agent a commission equal to up to 1.5% of the sales price of all shares of our common stock sold through it as our agent under the sales agreement.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver a forward placement notice relating to a forward sale to any of the forward purchasers and the applicable forward seller. In connection therewith and subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the relevant forward purchaser or its affiliate will use commercially reasonable efforts to borrow, and the affiliated forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, shares of our common stock on such terms to hedge such forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward purchaser or forward seller may immediately suspend or terminate the offering of shares of our common stock in respect of a forward sale agreement at any time upon proper notice to the other parties.
We expect settlement between a forward purchaser and the relevant forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares in the market, to occur on the second trading day (or such other day as is industry practice for regular-way trading) following each date on which the sales are made unless another date shall be agreed to in writing by us and the relevant sales agent.
In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 1.00% of the volume-weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission.
The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average gross price per share at which the borrowed shares of our common stock were sold pursuant to the relevant equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward sale price will be subject to the price adjustment provisions of the relevant forward sale agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends that, as of the time of entry into such forward sale agreement, we expect to declare during the term of such forward sale agreement. The forward sale price may also be subject to decrease if the cost to the forward purchaser of borrowing the number of shares of our common stock underlying the particular forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery by us of shares of our common stock upon settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled in whole or in part at our option earlier than that specified date. Except under the circumstances described below, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. If we elect cash or net share settlement of all or a portion of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
•
return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge position (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the volume-weighted average price at which a particular forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.
Notwithstanding any settlement election to the contrary, physical settlement will apply to all or a portion of a settlement under a particular forward sale agreement if, on the date of the applicable settlement notice or on any day during the relevant unwind period, (i) the market price per share of our common stock is less than 50% of the initial forward price for such transaction or (ii) the applicable forward purchaser determines that certain trading conditions or legal, regulatory or self-regulatory requirements (or related policies and procedures) exist that constrain the forward purchaser’s ability to unwind its applicable hedging position in our common stock.
A forward purchaser will have the right to accelerate a particular forward sale agreement that it enters into with us and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle such forward sale agreement on a date specified by such forward purchaser if:
•
the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•
the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a stock borrowing cost in excess of a threshold specified in that particular forward sale agreement;
•
we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement, including where such dividend, issue or distribution is:

•
payable in cash in excess of specified amounts or having an ex-dividend date that occurs earlier than a specified date,

•
payable in securities of another company as a result of a spinoff or similar transaction, or

•
of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•
an event is announced that if consummated would result in a specified extraordinary event under such forward sale agreement (including certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock, and certain changes in law); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement or a market disruption event during a hedging unwind period for cash settlement or net share settlement that lasts for more than eight scheduled trading days (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any particular forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of the applicable forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreements will automatically terminate without further liability of either party (other than in the event of a breach by us of certain representations or warranties contained in the forward sale agreement). Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement.
Indemnification
In connection with the sale of our common stock on our behalf, each of the sales agents, the forward purchasers and the forward sellers may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation paid to the sales agents, the forward purchasers and the forward sellers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to indemnify the sales agents, the forward purchasers and the forward sellers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the sales agents, the forward purchasers and the forward sellers may be required to make for these liabilities.
Stamp Taxes
If you purchase shares of common stock offered by this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the purchase price payable for those shares.

Other Relationships (Conflicts of Interest)
In the ordinary course of their business, certain of the sales agents, the forward purchasers and the forward sellers, and/or their respective affiliates, have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees. Certain of the sales agents, the forward purchasers and the forward sellers, and/or their respective affiliates are also lenders and/or agents under our revolving credit facilities and receive customary fees and expenses in connection therewith. In particular, a banking affiliate of one of the sales agents, Barclays Capital, Inc., is the lender under one of the Company’s term loans, which may be repaid with net proceeds from this offering.
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, a banking affiliate of one of the sales agents may have a portion of its term loan to the Company repaid with net proceeds from this offering. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement and (ii)  a banking affiliate of one of the sales agents may have a portion of its term loan to the Company repaid with net proceeds from this offering, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).
The sales agents, forward purchasers, forward sellers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the sales agents, forward purchasers, forward sellers and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the sales agents, forward purchasers, forward sellers or their affiliates have a lending relationship with us, certain of those sales agents, forward purchasers, forward sellers or their affiliates routinely hedge, and certain other of those sales agents, forward purchasers, forward sellers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the sales agents, forward purchasers, forward sellers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The sales agents, forward purchasers, forward sellers and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us, the sales agents or the forward purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania, including the validity of the securities offered by this prospectus supplement. Certain legal matters will be passed upon for the sales agents and forward sellers by Winston & Strawn LLP, Chicago, Illinois. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time. Davis Polk & Wardwell LLP, New York, New York has advised the forward purchasers with respect to the forward sale agreements.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to Exelon Corporation’s Current Report on Form 8-K dated June 30, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Exelon Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov).
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. This web site and the SEC’s web site above are intended to be inactive textual references only. Information on Exelon’s or the SEC’s web site (other than the documents incorporated by reference) is not a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement.
We are incorporating by reference into this prospectus supplement portions of the documents listed below relating to Exelon and any subsequent filings Exelon makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) will automatically update and supersede information previously included until this offering is terminated:
•
Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 (the financial statements and related audit opinion have been superseded by the financial statements and audit report included in the Form 8-K filed on June 30, 2022);

•
Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 9, 2022;

•
Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 3, 2022;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2022, January 7, 2022, January 26, 2022, February 2, 2022, February 3, 2022, February 10, 2022, March 7, 2022, April 1, 2022 and April 29, 2022.

EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
COMMONWEALTH EDISON COMPANY
Debt Securities
PECO ENERGY COMPANY
Debt Securities
BALTIMORE GAS AND ELECTRIC COMPANY
Debt Securities
POTOMAC ELECTRIC POWER COMPANY
Debt Securities
DELMARVA POWER & LIGHT COMPANY
Debt Securities
ATLANTIC CITY ELECTRIC COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units;

•
preferred stock in one or more series;

•
depositary shares.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:
•
debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:
•
debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:
•
debt securities

Delmarva Power & Light Company (DPL) may use this prospectus to offer and sell from time to time:
•
debt securities

Atlantic City Electric Company (ACE) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE sometimes refer to the securities listed above as the “Securities.”
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 5 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, ComEd, PECO, BGE, Pepco, DPL or ACE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

•
PECO with respect to Securities issued by PECO.

•
BGE with respect to Securities issued by BGE.

•
Pepco with respect to Securities issued by Pepco.

•
DPL with respect to Securities issued by DPL.

•
ACE with respect to Securities issued by ACE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE include those factors discussed herein, as well as the items discussed in (1) the combined 2021 Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE in ITEM 1A. Risk Factors; (2) the registrants’ combined Current Report on Form 8-K filed on June 30, 2022 (recasting certain portions of the combined 2021 Annual Report on Form 10-K) in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by each of the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO, BGE, Pepco, DPL and ACE, in the energy distribution and transmission businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
PECO ENERGY COMPANY
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.
POTOMAC ELECTRIC POWER COMPANY
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.
DELMARVA POWER & LIGHT COMPANY
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and distribution of natural gas to retail customers in portions of New Castle County in Delaware.
DPL was incorporated in Delaware in 1909 and Virginia in 1979. DPL’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
ATLANTIC CITY ELECTRIC COMPANY
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
ACE was incorporated in New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.
LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Exelon Corporation’s Current Report on Form 8-K dated June 30, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Exelon Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this Prospectus by reference to Commonwealth Edison Company, PECO Energy Company’s, Baltimore Gas and Electric Company’s, Potomac Electric Power Company’s, Delmarva Power & Light Company’s, and Atlantic City Electric Company’s Current Report on Form 8-K dated June 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)
•
The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2021 (the financial statements and related audit opinion have been superseded by the financial statements and audit report included in the Form 8-K filed on June 30, 2022);

•
Exelon’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Exelon’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
Exelon’s Current Reports on Form 8-K filed with the SEC on January 6, 2022, January 7, 2022, January 26, 2022, February 2, 2022, February 3, 2022, February 10, 2022, March 7, 2022, April 1, 2022, April 29, 2022.

Commonwealth Edison Company (Exchange Act File No. 1-1839)
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
ComEd’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
ComEd’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
ComEd’s Current Reports on Form 8-K filed with the SEC on February 3, 2022, February 11, 2022, March 15, 2022, March 16, 2022 and July 1, 2022.

PECO Energy Company (Exchange Act File No. 000-16844)
•
PECO’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
PECO’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
PECO’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
PECO’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and May 24, 2022.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)
•
BGE’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
BGE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
BGE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
BGE’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and June 6, 2022.

Potomac Electric Power Company (Exchange Act File No. 001-01072)
•
Pepco’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
Pepco’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
Pepco’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
Pepco’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and March 24, 2022.

Delmarva Power & Light Company (Exchange Act File No. 001-01405)
•
DPL’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
DPL’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
DPL’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
DPL’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Atlantic City Electric Company (Exchange Act File No. 001-03559)
•
ACE’s Annual Report on Form 10-K for the year ended December 31, 2021;

•
ACE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

•
ACE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

•
ACE’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Up to $1,000,000,000
Exelon Corporation
Common Stock

PROSPECTUS SUPPLEMENT

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley
BNP Paribas	BofA Securities	Citigroup	Scotiabank
August 4, 2022